                                ALARIS Medical, Inc.



                               SERIES A AND SERIES B

                       11 1/8% SENIOR DISCOUNT NOTES DUE 2008
                                     INDENTURE



                         ----------------------------------

                             Dated as of July 28, 1998

                         ----------------------------------


                          U.S. Trust Company of Texas, N.A.

                                      Trustee


                                  ---------------

                                CROSS-REFERENCE TABLE*


TRUST INDENTURE ACT SECTION                                         INDENTURE SECTION
310 (a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
(a)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
(a)(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
(a)(5). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
(i)(b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.10
(ii)(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
311(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.11
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.11
(iii(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
312 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.05
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10.03
(iv)(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10.03
313(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.06
(b)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
(b)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.07
(v)(c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.06; 10.02
(vi)(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.06
314(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4.03; 10.02
(A)(b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
(c)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10.04
(c)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10.04
(c)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
(vii)(e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10.05
(f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .NA
315 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.01
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.05, 10.02
(A)(c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.01
(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7.01
(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.11
316 (a)(last sentence). . . . . . . . . . . . . . . . . . . . . . . . . . .2.09
(a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.05
(a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.04
(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.07
(B)(c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.12
317 (a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.08
(a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.09
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.04
318 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10.01
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .N.A.
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10.01
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.


                                  TABLE OF CONTENTS


                                                                               PAGE
`ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE. . . . . . . . . . . . . . 1

SECTION 1.01. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.02. OTHER DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .18
SECTION 1.03. INCORPORATION  BY REFERENCE OF TRUST INDENTURE ACT. . . . . . . . .19
SECTION 1.04. RULES OF CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . .19

ARTICLE 2. THE NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

SECTION 2.01. FORM AND DATING . . . . . . . . . . . . . . . . . . . . . . . . . .19
SECTION 2.03. REGISTRAR AND PAYING AGENT. . . . . . . . . . . . . . . . . . . . .21
SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST . . . . . . . . . . . . . . . .21
SECTION 2.05. HOLDER LISTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .21
SECTION 2.06. TRANSFER AND EXCHANGE . . . . . . . . . . . . . . . . . . . . . . .22
SECTION 2.07. REPLACEMENT NOTES . . . . . . . . . . . . . . . . . . . . . . . . .33
SECTION 2.08. OUTSTANDING NOTES . . . . . . . . . . . . . . . . . . . . . . . . .34
SECTION 2.09. TREASURY NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . .34
SECTION 2.10. TEMPORARY NOTES . . . . . . . . . . . . . . . . . . . . . . . . . .34
SECTION 2.11. CANCELLATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .34
SECTION 2.12. DEFAULTED INTEREST. . . . . . . . . . . . . . . . . . . . . . . . .35

ARTICLE 3. REDEMPTION AND PREPAYMENT. . . . . . . . . . . . . . . . . . . . . . .35

SECTION 3.01. NOTICES TO TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . .35
SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED . . . . . . . . . . . . . . . . .35
SECTION 3.03. NOTICE OF REDEMPTION. . . . . . . . . . . . . . . . . . . . . . . .36
SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. . . . . . . . . . . . . . . . . . .36
SECTION 3.05. DEPOSIT OF REDEMPTION PRICE . . . . . . . . . . . . . . . . . . . .37
SECTION 3.06. NOTES REDEEMED IN PART. . . . . . . . . . . . . . . . . . . . . . .37
SECTION 3.07. OPTIONAL REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . .37
SECTION 3.08. MANDATORY REDEMPTION. . . . . . . . . . . . . . . . . . . . . . . .38
SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS . . . . . . . .38

ARTICLE 4. COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

SECTION 4.01. PAYMENT OF NOTES. . . . . . . . . . . . . . . . . . . . . . . . . .40
SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY . . . . . . . . . . . . . . . . . .40
SECTION 4.03. REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
SECTION 4.04. COMPLIANCE CERTIFICATE. . . . . . . . . . . . . . . . . . . . . . .41
SECTION 4.05. TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
SECTION 4.06. STAY, EXTENSION AND USURY LAWS. . . . . . . . . . . . . . . . . . .42
SECTION 4.07. RESTRICTED PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . .42
SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
              RESTRICTED SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . .45

                                        i

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK. . . . .46
SECTION 4.10. ASSET SALES . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
SECTION 4.11. TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . . . . . . . .50
SECTION 4.12. LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
SECTION 4.13. LINE OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . .51
SECTION 4.14. CORPORATE EXISTENCE . . . . . . . . . . . . . . . . . . . . . . . .51
SECTION 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL. . . . . . . . . . . . .51
SECTION 4.16. SALES OF ACCOUNTS RECEIVABLE. . . . . . . . . . . . . . . . . . . .52
SECTION 4.17. SALE AND LEASEBACK TRANSACTIONS . . . . . . . . . . . . . . . . . .53
SECTION 4.18. LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS OF
              WHOLLY OWNED RESTRICTED SUBSIDIARIES. . . . . . . . . . . . . . . .53

ARTICLE 5. SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .54

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS. . . . . . . . . . . . . .54
SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED . . . . . . . . . . . . . . . . .54

ARTICLE 6. DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . .55

SECTION 6.01. EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . .55
SECTION 6.02. ACCELERATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .56
SECTION 6.03. OTHER REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . .57
SECTION 6.04. WAIVER OF PAST DEFAULTS . . . . . . . . . . . . . . . . . . . . . .57
SECTION 6.05. CONTROL BY MAJORITY . . . . . . . . . . . . . . . . . . . . . . . .58
SECTION 6.06. LIMITATION ON SUITS . . . . . . . . . . . . . . . . . . . . . . . .58
SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT . . . . . . . . . . .58
SECTION 6.08. COLLECTION SUIT BY TRUSTEE. . . . . . . . . . . . . . . . . . . . .59
SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. . . . . . . . . . . . . . . . . .59
SECTION 6.10. PRIORITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
SECTION 6.11. UNDERTAKING FOR COSTS . . . . . . . . . . . . . . . . . . . . . . .60

ARTICLE 7. TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60

SECTION 7.01. DUTIES OF TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . .60
SECTION 7.02. RIGHTS OF TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . .61
SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . . . . . .62
SECTION 7.04. TRUSTEE'S DISCLAIMER. . . . . . . . . . . . . . . . . . . . . . . .62
SECTION 7.05. NOTICE OF DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . .62
SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES. . . . . . . . . . . . .62
SECTION 7.07. COMPENSATION AND INDEMNITY. . . . . . . . . . . . . . . . . . . . .62
SECTION 7.08. REPLACEMENT OF TRUSTEE. . . . . . . . . . . . . . . . . . . . . . .63
SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC. . . . . . . . . . . . . . . . . .64
SECTION 7.10. ELIGIBILITY; DISQUALIFICATION . . . . . . . . . . . . . . . . . . .64
SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY . . . . . . . . .65

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE . . . . . . . . . . . . . . .65

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE. . . . . .65
SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE. . . . . . . . . . . . . . . . . . .65


                                        ii

SECTION 8.03. COVENANT DEFEASANCE . . . . . . . . . . . . . . . . . . . . . . . .65
SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE. . . . . . . . . . . . .66
SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN
              TRUST; OTHER MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . .67
SECTION 8.06. REPAYMENT TO COMPANY. . . . . . . . . . . . . . . . . . . . . . . .68
SECTION 8.07. REINSTATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .68

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER . . . . . . . . . . . . . . . . . . .68

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES . . . . . . . . . . . . . . . .68
SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES. . . . . . . . . . . . . . . . . .69
SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT . . . . . . . . . . . . . . . .70
SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS . . . . . . . . . . . . . . . . .71
SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES. . . . . . . . . . . . . . . . . .71
SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC . . . . . . . . . . . . . . . . . .71

ARTICLE 10. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . .71

SECTION 10.01. TRUST INDENTURE ACT CONTROLS . . . . . . . . . . . . . . . . . . .71
SECTION 10.02. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .71
SECTION 10.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
               NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73
SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT . . . . . . . .73
SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. . . . . . . . . . .73
SECTION 10.06. RULES BY TRUSTEE AND AGENTS. . . . . . . . . . . . . . . . . . . .73
SECTION 10.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
               AND STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . .74
SECTION 10.08. HOLDING COMPANY INDEBTEDNESS . . . . . . . . . . . . . . . . . . .74
SECTION 10.09. GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . .74
SECTION 10.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. . . . . . . . . . .74
SECTION 10.11. SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . .74
SECTION 10.12. SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .74
SECTION 10.13. COUNTERPART ORIGINALS. . . . . . . . . . . . . . . . . . . . . . .74
SECTION 10.14. TABLE OF CONTENTS, HEADINGS, ETC . . . . . . . . . . . . . . . . .75


EXHIBITS
Exhibit A FORM OF NOTE
Exhibit B FORM OF CERTIFICATE OF TRANSFER
Exhibit C FORM OF CERTIFICATE OF EXCHANGE
Exhibit D FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

          INDENTURE dated as of July 28, 1998, between ALARIS Medical, Inc., a Delaware corporation (the "COMPANY"), and U.S. Trust Company of Texas, N.A. as trustee (the "TRUSTEE").

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11 1/8% Series A Senior Discount Notes due 2008 (the "SERIES A NOTES") and the 11 1/8% Series B Senior Discount Notes due 2008 (the "SERIES B NOTES" and, together with the Series A Notes, the "NOTES"):

                                     ARTICLE 1.

                     DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS.

          For purposes of making any determination of any amount under any single definition set forth in this Section 1.01, such determination shall be made without double counting of any item; PROVIDED that with respect to the definition of "Fixed Charge Coverage Ratio" it shall not be deemed to be double counting if an item is included in the calculation of each of "Consolidated EBITDA" and "Fixed Charges."

          "144A GLOBAL NOTE" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding aggregate principal amount at maturity of the Notes sold in reliance on Rule 144A.

          "9 3/4% NOTES" means the 9 3/4% Senior Subordinated Notes due 2006 of ALARIS Medical Systems issued pursuant to an indenture dated November 26, 1996, as supplemented, among ALARIS Medical Systems, IMED International Trading Corp., IVAC Overseas Holdings Inc. and United States Trust Company of New York, as trustee.

          "ACCOUNTS RECEIVABLE SUBSIDIARY" means a newly created, Wholly Owned Subsidiary of the Company (i) which is formed solely for the purpose of, and which engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries,
(ii) which is designated by the Board of Directors of the Company as an Accounts Receivables Subsidiary pursuant to a Board of Directors' resolution set forth in an Officers' Certificate and delivered to the Trustee, (iii) that has total assets at the time of such creation and designation with a book value of $10,000 or less, (iv) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time guaranteed by the Company or any Restricted Subsidiary of the Company, (b) is at any time recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way, other than pursuant to representations and covenants entered into in the ordinary course of business in connection with the sale of accounts receivable to such Accounts Receivable Subsidiary or (c) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations and covenants entered into in the ordinary course of business in connection with sales of accounts receivable, (v) with which neither the Company nor any Restricted Subsidiary of the Company has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business in connection with sales of accounts receivable in accordance with Section 4.16 hereof and fees payable in the ordinary course of business in connection with servicing accounts receivable and (vi) with respect to which neither the Company nor any Restricted Subsidiary of the Company has any obligation (a) to subscribe for additional shares of Capital Stock or other Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto or
(b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

          "ACCRETED VALUE" means, as of any date of determination prior to August 1, 2003, with respect to any Note, the sum of (a) the initial offering price to investors of such Note and (b) the portion of the excess of the principal amount of such Note over such initial offering price (which shall be calculated by discounting the aggregate principal amount at maturity of such Note at a rate of 11 1/8% per annum, compounded semi-annually on each February 1 and August 1 from August 1, 2003 to the date of issuance) which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 11 1/8% per annum of the initial offering price of such Note, compounded semi-annually on each February 1 and August 1 from the date of issuance of the Notes through the date of determination, computed on the basis of a 360-day year of twelve 30-day months.

          "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "ADDITIONAL NOTES" means up to $86.0 million in aggregate principal amount at maturity of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or, indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "AGENT" means any Registrar, Paying Agent or co-registrar.

          "ALARIS MEDICAL SYSTEMS" means ALARIS Medical Systems, Inc., a Wholly Owned Subsidiary of the Company.

          "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

          "ASSET SALE" means (i) the sale, lease, conveyance, or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than (A) sales of inventory in the ordinary course of business consistent with past practice or (B) sales of accounts receivables to the Accounts Receivable Subsidiary in accordance with Section 4.16 hereof (PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section
4.09 hereof and/or the provisions described under Section 5.01 hereof and not by the provisions of Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of clauses (i) and (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) for net proceeds in excess of $5.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by Section 4.07 hereof and (iv) the sale and leaseback of any assets within 90 days of the acquisition of such assets will not be deemed to be Asset Sales.

          "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "BOARD OF DIRECTORS" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above and (v) commercial paper having the highest rating obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation and, in each case, maturing within six months after the date of acquisition.

          "CEDEL" means Cedel Bank, S.A.

          "CHANGE OF CONTROL" means the occurrence of any of the following: (i) any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as defined in Section 13(d) of the Exchange Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Principal and his Related Parties; (ii) the adoption of a plan for the liquidation or dissolution of the Company; (iii) the Company consolidates with, or merges with or into, another "person" (as defined above) or "group" (as defined above) in a transaction or series of related transactions in which the Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (B) either
(1) the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of the outstanding Voting Stock of the Company immediately prior to such transaction own beneficially, directly or indirectly through one or more Subsidiaries, not less than a majority of the total outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction or
(2) if, immediately prior to such transaction the Company is a direct or indirect Subsidiary of any other Person (each such other Person, the "Holding Company"), the "beneficial owners" (as defined above) of the outstanding Voting Stock of such Holding Company immediately prior to such transaction own beneficially, directly or indirectly through one or more Subsidiaries, not less than a majority of the outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction; (iv) the consummation of any transaction or series of related transactions (including, without limitation, by way of merger or consolidation) the result of which is that any "person" (as defined above) or "group" (as defined above) other than the Principal and his Related Parties becomes the "beneficial owner" (as defined above) of more than 40% of the voting power of the Voting Stock of the Company, or (v) during any consecutive two-year period, the first day on which a majority of the members of the Board of Directors of Parent who were members of the Board of Directors at the beginning of such period are not Continuing Directors.

          "COMPANY" means ALARIS Medical, Inc., and any and all successors thereto.

          "CONSOLIDATED EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, PLUS, to the extent deducted in computing Consolidated Net Income, (i) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (ii) Consolidated Interest Expense of such Person for such period, (iii) depreciation and amortization (including amortization of goodwill and other intangibles) and all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period and (iv) any extraordinary or non-recurring loss and any net loss realized in connection with either an Asset Sale or the extinguishment of Indebtedness, in each case, on a consolidated basis determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, except as set forth in the proviso to this definition, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, net payments, if any, pursuant to Hedging Obligations and imputed interest with respect to Attributable Debt; PROVIDED, HOWEVER; that in no event shall any amortization of deferred financing cost incurred on or prior to the date of this Indenture in connection with the Credit Facility or any amortization of deferred financing costs incurred in connection with the issuance of the Notes be included in Consolidated Interest Expense).

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER; that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary thereof in cash, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the cumulative effect of a change in accounting principles shall be excluded and (iv) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not, at the date of determination, permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the relevant Person who (i) was a member of such Board of Directors on the date of this Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (iii) became a member of the Board of Directors as a result of the actions of the Principal; PROVIDED that at the time the Principal took any such action, the Principal was the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) in excess of 50% of the Voting Stock of the Company.

          "CONVERTIBLE DEBENTURES" means the 7 1/4% Convertible Subordinated Debentures due 2002 of the Company issued pursuant to the Indenture, dated as of January 15, 1992, between the Company and U.S. Trust Company of California, N.A. as in effect on the date of this Indenture.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "CREDIT AGREEMENTS" means, with respect to the Company and its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Credit Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "CREDIT FACILITY" means that certain credit agreement, dated as of November 26, 1996, by and among the Company, ALARIS Medical Systems, Bankers Trust Company, as administration agent and syndication agent, Banque Paribas, as documentation agent and syndication agent, Donaldson, Lufkin & Jenrette Securities Corporation, as syndication agent, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (together with any amendment, modification, renewal, refunding, replacement or refinancing to or of any of the foregoing (collectively, a "Modification") or to any Modification, ad infinitum), including, without limitation, any agreement modifying the maturity or amortization schedule of or refinancing or refunding all or any portion of the Indebtedness thereunder or increasing the amount that may be borrowed under such agreement or any successor agreement, whether or not among the same parties.

          "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "DESIGNATED EQUITY PROCEEDS" means any net cash proceeds received by the Company after the date of this Indenture from the issuance and sale of its Qualified Capital Stock (other than Qualified Capital Stock sold to a Subsidiary of the Company) providing the basis for (i) a redemption of Notes in a transaction consummated in compliance with the second paragraph of Section 3.07 hereof, (ii) an addition to the cumulative amount calculated pursuant to clause
(b) of the first paragraph of Section 4.07 hereof or (iii) the incurrence of additional Indebtedness pursuant to clause (iii) of Section 4.09 hereof in each case, as designated by a written resolution of the Board of Directors of the Company filed with the Trustee on or prior to the earlier to occur of (i) the use of such net cash proceeds and (ii) 180 days from the date such net cash proceeds are received by the Company. In no event shall the same net cash proceeds be treated as Designated Equity Proceeds for more than one purpose under this Indenture. Once designated for a particular purpose, such net cash proceeds may not be redesignated for an alternative purpose. In addition, to the extent that any such Qualified Capital Stock ceases to be outstanding for any reason, any Restricted Payment or Indebtedness that was made or incurred as a result of the receipt of net cash proceeds from the issuance of such Qualified Capital Stock shall cease (as of the date on which such Qualified Capital Stock ceases to be outstanding) to be permitted by virtue of the issuance of such Qualified Capital Stock.

          "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, except to the extent such capital stock is exchangeable into Indebtedness at the option of the issuer thereof and only subject to the terms of any debt instrument to which such issuer is a party), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, or convertible or exchangeable into Indebtedness on or prior to the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

          "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus of not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated "A-3" (or higher) according to Standard & Poor's Ratings Group ("S&P") or "P-2" or higher according to Moody's Investor Services, Inc. ("MOODY'S") or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

          "EXCESS AMOUNT" means, with respect to any Credit Agreement, the amount by which aggregate payments of principal thereunder exceed the aggregate payments of principal required to be made through the date of determination, in respect of any term Indebtedness, under the amortization schedule of such Credit Agreement.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE NOTES" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

          "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

          "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

          "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the date of this Indenture until such amounts are repaid, including, without limitation, the 9 3/4% Notes.

          "FIXED CHARGES" means, with respect to any Person for any period, the sum of (i) the Consolidated Interest Expense of such Person for such period and
(ii) any interest expense on Indebtedness of another Person that is (A) guaranteed by the referent Person or one of its Restricted Subsidiaries (whether or not such guarantee is called upon) or (B) secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Lien is called upon); PROVIDED THAT with respect to clause (ii)(B), the amount of Indebtedness (and attributable interest expense) shall be equal to the lesser of (I) the principal amount of the Indebtedness secured by the assets of such Person or one of its Restricted Subsidiaries and (II) the fair market value (as determined by the Board of Directors of such Person and set forth in an Officers' Certificate delivered to the Trustee) of the assets securing such Indebtedness and (iii) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, TIMES (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and shall give pro forma effect to the Indebtedness and the Consolidated EBITDA of the Person which is the subject of any such acquisition, (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

          "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of the Company organized and existing under the laws of any jurisdiction outside of the United States.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Securities and Exchange Commission or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time; PROVIDED, HOWEVER, that all reports and other financial information provided by the Company to the Holders of the Notes, the Trustee and/or the Commission shall be prepared in accordance with GAAP, as in effect on the date of such report or other financial information.

          "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

          "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

          "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates and (iii) indemnity agreements and arrangements entered into in connection with the agreements and arrangements described in clauses (i) and (ii).

          "HOLDER" means a Person in whose name a Note is registered.

          "IAI GLOBAL NOTE" means the global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold to Institutional Accredited Investors.

          "INCUR" means, with respect to any Indebtedness (including Acquired
Debt), to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of such Indebtedness (including Acquired
Debt); PROVIDED that (i) neither the accrual of interest nor the accretion of original issue discount shall be considered an incurrence of Indebtedness and
(ii) the assumption of Indebtedness by the surviving entity of a transaction permitted by the last sentence of Section 5.01 hereof in existence at the time of such transaction shall not be deemed to be an incurrence of Indebtedness. The term "incurrence" has a corresponding meaning.

          "INDEBTEDNESS" means, with respect to any Person without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, or representing any Hedging Obligations if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), the maximum fixed repurchase price of Disqualified Stock issued by such Person and the liquidation preference of preferred stock issued by such Person, in each case if held by any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, and, to the extent not otherwise included, the Guarantee by such Person of any such indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time.

          "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "INITIAL NOTES" means $189.0 million in aggregate principal amount at maturity of Notes issued under this Indenture on the date hereof.

          "INITIAL SALE" means the first transaction in which accounts receivable are sold by the Company and/or its Restricted Subsidiaries to an Accounts Receivable Subsidiary.

          "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

          "INSTRUMENT CONTRACT" means any contract or agreement to which the Company or any of its Restricted Subsidiaries is a party pursuant to which the other party to any such contract or agreement acquires on behalf of itself or another party instruments from the Company or such Restricted Subsidiary at no or reduced initial cost by paying a premium (a portion of which is recorded by the Company in accordance with GAAP as interest income) for subsequent purchases of disposable administration sets.

          "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company, or any Restricted Subsidiary of the Company issues Equity Interests, such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale, disposition or issuance equal to the fair market value of the Equity Interests of such Person held by the Company or such Restricted Subsidiary immediately following any such sale, disposition or issuance.

          "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "MARKETABLE SECURITIES" means (i) Government Securities, (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution or any lender under the Credit Facility, (iii) commercial paper maturing not more than 270 days after the date of acquisition of an issuer (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-3" (or higher) according to S&P or "P-2" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments,
(iv) any bankers acceptances or money market deposit accounts issued by an Eligible Institution and (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

          "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of Indebtedness (other than long-term Indebtedness of a Restricted Subsidiary of such Person and Indebtedness under any Credit Agreement) secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "NON-RECOURSE DEBT" means Indebtedness (i) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by the Company or any of its Restricted Subsidiaries if the Company or such Restricted Subsidiary was otherwise permitted to incur such guarantee pursuant to this Indenture.

          "NON-U.S. PERSON" means a Person who is not a U.S. Person.

          "NOTES" has the meaning assigned to it in the preamble to this Indenture.

          "OBLIGATIONS" means any principal, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFERING" means the offering of the Notes by the Company.

          "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 10.05 hereof.

          "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
10.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "PARTICIPANT" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

          "PARTICIPATING BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

          "PERMITTED BUSINESS" means (i) the same or a similar line of business as the Company and its Restricted Subsidiaries are engaged in on the date of this Indenture and (ii) such business activities as are complementary to or are incidental, ancillary or related to the foregoing.

          "PERMITTED INVESTMENTS" means (i) Investments in the Company or in a Restricted Subsidiary of the Company (including, without limitation, guarantees of the Indebtedness and/or other Obligations of the Company and/or any Restricted Subsidiary of the Company, so long as such Indebtedness and/or other Obligations are permitted under this Indenture), (ii) Investments in Marketable Securities, (iii) Investments by the Company or any Restricted Subsidiary of the Company in, or the purchase of the securities of, a Person if, as a result of such Investment, (a) such person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, (iv) Investments in accounts and notes receivable acquired in the ordinary course of business, (v) Investments in connection with the sale of medical instruments pursuant to Instrument Contracts or any leasing of medical instruments in the ordinary course of business, (vi) any non-cash consideration received in connection with an Asset Sale that complies with Section 4.10 hereof, (vi) Investments in connection with Hedging Obligations permitted to be incurred under Section 4.09 hereof, (vii) loans to employees not to exceed $1,000,000 at any time outstanding and (viii) Investments in an Accounts Receivable Subsidiary received in consideration of sales of accounts receivable in accordance with Section 4.16 hereof.

          "PERMITTED LIENS" means (i) Liens on property of the Company and any Subsidiary of the Company securing (a) any Credit Agreement, (b) Indebtedness of any Restricted Subsidiary permitted to be incurred pursuant to Section 4.09 hereof or (c) Hedging Obligations permitted to be incurred under this Indenture;
(ii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; PROVIDED, that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets of the Company or any Restricted Subsidiary of the Company other than the assets acquired in such merger or consolidation; (iv) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and do not extend to any assets of the Company or any other Restricted Subsidiary of the Company; (v) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor; (vii) Liens existing on the date of this Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iii) of the second paragraph of Section
4.09 hereof covering only the assets acquired with such Indebtedness or the assets which are the subject of the sale leaseback transaction, as the case may be; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations not constituting Indebtedness for borrowed money that do not exceed $15.0 million in the aggregate at any one time outstanding; (xi) Liens securing
Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under this Indenture; PROVIDED that (a) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (b) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under Section 4.09 hereof; (xii) Liens in favor of the lessee on instruments which are the subject of leases entered into in the ordinary course of business; PROVIDED that any such Lien shall not extend to or cover any assets or property of the Company and its Restricted Subsidiaries that is not the subject of any such lease; (xiii)
Liens in favor of the contracting party in instruments which are the subject of Instrument Contracts entered into in the ordinary course of business; PROVIDED that any such Lien shall not extend to or cover any assets or property of the Company and its Restricted Subsidiaries that is not the subject of any such Instrument Contract; (xiv) Liens to secure Attributable Debt that is permitted to be incurred pursuant to Section 4.17 hereof;
PROVIDED that any such Lien shall not extend to or cover any assets of the Company other than the assets which are the subject of the sale leaseback transaction in which the Attributable Debt is incurred; and (xv) Liens to secure the performance of the Company under this Indenture and the Notes.

          "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount (or Accreted Value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or Accreted Value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "PRINCIPAL" means Jeffry M. Picower.

          "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Stock.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of July 28, 1998, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "REGULATION S" means Regulation S promulgated under the Securities
Act.

          "REGULATION S GLOBAL NOTE" means a global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 904 of Regulation S.

          "RELATED PARTY" means, with respect to the Principal, (i) any spouse or immediate family member of the Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (i).

          "REPLACEMENT ASSETS" means (i) a business permitted by Section 4.13 hereof, (ii) a controlling equity interest in any Person engaged in a line of business permitted by Section 4.13 hereof or (iii) tangible assets, product distribution rights or intellectual property or rights thereto used in a line of business permitted by Section 4.13 hereof.

          "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

          "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

          "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

          "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "RULE 144" means Rule 144 promulgated under the Securities Act.

          "RULE 144A" means Rule 144A promulgated under the Securities Act.

          "RULE 903" means Rule 903 promulgated under the Securities Act.

          "RULE 904" means Rule 904 promulgated the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof); PROVIDED, HOWEVER; that the Accounts Receivable Subsidiary and its Subsidiaries shall not be deemed Subsidiaries of the Company or any of its other Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "UNRESTRICTED GLOBAL NOTE" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

           "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section
4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such Section 4.09 hereof from the date of such incurrence). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof and (ii) no Default or Event of Default would be in existence following such designation.

          "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

          "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

          "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS.

                                                             Defined in
        Term                                                 Section
       "Acceleration Notice" . . . . . . . . . . . . . . . . 6.02
       "Affiliate Transaction" . . . . . . . . . . . . . . . 4.11
       "Asset Sale Offer". . . . . . . . . . . . . . . . . . 3.09
       "Authentication Order". . . . . . . . . . . . . . . . 2.02
       "Change of Control Offer" . . . . . . . . . . . . . . 4.15
       "Change of Control Payment" . . . . . . . . . . . . . 4.15
       "Change of Control Payment Date"  . . . . . . . . . . 4.15
       "Covenant Defeasance" . . . . . . . . . . . . . . . . 8.03
       "DTC" . . . . . . . . . . . . . . . . . . . . . . . . 2.03
       "Financier" . . . . . . . . . . . . . . . . . . . . . 4.16
       "Event of Default". . . . . . . . . . . . . . . . . . 6.01
       "Excess Proceeds" . . . . . . . . . . . . . . . . . . 4.10
        "Legal Defeasance" . . . . . . . . . . . . . . . . . 8.02
       "Mandatory Repayment" . . . . . . . . . . . . . . . . 4.09
       "Offer Amount". . . . . . . . . . . . . . . . . . . . 3.09
       "Offer Period". . . . . . . . . . . . . . . . . . . . 3.09
       "Paying Agent". . . . . . . . . . . . . . . . . . . . 2.03
       "Payment Default" . . . . . . . . . . . . . . . . . . 6.01
       "Promissory Note" . . . . . . . . . . . . . . . . . . 4.16
       "Purchase Date" . . . . . . . . . . . . . . . . . . . 3.09
       "Registrar" . . . . . . . . . . . . . . . . . . . . . 2.03
       "Restricted Payments" . . . . . . . . . . . . . . . . 4.07

SECTION 1.03.  INCORPORATION  BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Notes;

          "INDENTURE SECURITY HOLDER" means a Holder of a Note;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

          "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

             (1)    a term has the meaning assigned to it;

             (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

             (3)    "or" is not exclusive;

             (4) words in the singular include the plural, and in the plural include the singular;

             (5)    provisions apply to successive events and transactions;
     and

             (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                     ARTICLE 2.

                                     THE NOTES

SECTION 2.01.  FORM AND DATING.

          (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by
Section 2.06 hereof.

          (c) EUROCLEAR AND CEDEL PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedel Bank.

          Section 2.02. Execution and Authentication. IF an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Company signed by two Officers (an "AUTHENTICATION ORDER"), authenticate Notes for issuance up to the aggregate principal amount at maturity of $275.0 million of which $189.0 million in aggregate principal amount at maturity will be originally issued as Initial Notes and up to $86.0 million in aggregate principal amount at maturity may be issued as Additional Notes. The aggregate principal amount at maturity of Notes outstanding at any time may not exceed such amount except as provided in Section
2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.  HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

          (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.
A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

          (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
     (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities
     Act, the Trustee shall adjust the principal amount of the relevant
     Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or
(D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c)   TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE
     NOTES.

          (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a
              QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred to a
              Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such beneficial interest is being transferred
              pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such beneficial interest is being transferred to an
              Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such beneficial interest is being transferred to the
              Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities
              Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

          the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
          Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the
              Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
              Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating
              Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                      (1) if the holder of such beneficial interest in a estricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                      (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such

     Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

          (d)   TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL
     INTERESTS.

          (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note
              proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
              (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                  (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

          the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global

          Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (c) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the
              Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
              Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating
              Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                      (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
          (1)(c) thereof; or

                      (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted
     Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A
              under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or
              Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
              (2) thereof; and

                  (C) if the transfer will be made pursuant to any other
              exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) such exchange or transfer is effected pursuant to the
              Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) any such transfer is effected pursuant to the Shelf
              Registration Statement in accordance with the Registration Rights Agreement;

                  (C) any such transfer is effected by a Participating
              Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                      (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                      (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule
144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

                (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)   Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each
              Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION."

          "THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES  TO
          (A) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY
          (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3), OR (7) OF RULE 501 UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT; OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.
           AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

                  (B) Notwithstanding the foregoing, any Global Note or
              Definitive Note issued pursuant to subparagraphs (b)(iv),
              (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
              to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
          2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
          (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

          (iii) ORIGINAL ISSUE DISCOUNT LEGEND. Each Note shall bear a legend in substantially the following form:

          "FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY, THE ISSUE PRICE IS $581.44, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $418.56, THE ISSUE DATE IS JULY 28, 1998 AND THE YIELD TO MATURITY IS 11 1/8% PER ANNUM."

                (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section
2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                (i)   GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.   REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.   OUTSTANDING NOTES.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.   TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.   TEMPORARY NOTES.

          Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.   CANCELLATION.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.
The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act).  Certification of the destruction of all
canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.   DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                     ARTICLE 3.

                             REDEMPTION AND PREPAYMENT

SECTION 3.01.   NOTICES TO TRUSTEE.

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.   SELECTION OF NOTES TO BE REDEEMED.

          If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in principal amounts at maturity of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.   NOTICE OF REDEMPTION.

          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (a)   the redemption date;

          (b) the redemption price and accrued interest and Liquidated Damages, if any;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)   the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption cease to accrete or accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accured and unpaid interest and Liquidate Damages, if any, to such date. A notice of redemption may not be conditional.

SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE.

          One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company upon its written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of (including any applicable premium), accrued interest on and Liquidated Damages, if any, all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

SECTION 3.06.   NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.   OPTIONAL REDEMPTION.

          (a) Except as provided in clause (b) of this Section 4.07, the Notes shall not be redeemable at the Company's option prior to August 1, 2003. Thereafter, the Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

          YEAR                                          PERCENTAGE
          ----                                          ----------
          2003 . . . . . . . . . . . . . . . . . . . . . 105.563%
          2004 . . . . . . . . . . . . . . . . . . . . . 103.708%
          2005 . . . . . . . . . . . . . . . . . . . . . 101.854%
          2006 and thereafter. . . . . . . . . . . . . . 100.000%

          (b) Notwithstanding the foregoing, on or prior to August 1, 2001, the Company on one or more occasions may redeem up to 35% in aggregate principal amount at maturity of Notes issued under this Indenture at a redemption price equal to 111.125% of the Accreted Value thereof plus Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more public or private offerings of common stock of the Company; PROVIDED that at least 65% in aggregate principal amount at maturity of Notes remain outstanding immediately after the occurrence of each such redemption; and PROVIDED, FURTHER; that any such redemption must occur within 90 days of the date of the closing of any such public or private offering.

          (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.   MANDATORY REDEMPTION.

          Except as set forth under Sections 3.09, 4.10 and 4.15 hereof, the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.   OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

          In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER"), it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount at maturity of Notes required to be purchased pursuant to Section 4.10 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a)   that the Asset Sale Offer is being made pursuant to this
     Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (b)   the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

          (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h) that, if the aggregate principal amount of Notes at maturity or Accreted Value (as applicable) surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                     ARTICLE 4.
                                     COVENANTS

SECTION 4.01.   PAYMENT OF NOTES.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

SECTION 4.02.   MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

SECTION 4.03.   REPORTS.

          (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of the Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the Commission's rules and regulations. In addition following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a).

          (b) For so long as any Notes remain outstanding, it shall furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (c) The financial information to be distributed to Holders of Notes shall be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, within 120 days after the end of the Company's fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year. The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information and if requested by the Company the Trustee will deliver such reports to the Holders under this Section 4.03.

SECTION 4.04.   COMPLIANCE CERTIFICATE.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture (including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 hereof were computed, which calculations may be based on the Company's latest available financial statements), and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, interest, or Liquidated

Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation, reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or
Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of the Company's independent public accountants cannot be obtained, the Company shall deliver an Officers' Certificate certifying that it has used its best efforts to obtain such statements and was unable to do so.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.   TAXES.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.   STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.   RESTRICTED PAYMENTS.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution (including in connection with any merger or consolidation) on account of any Equity Interests of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any of its Restricted Subsidiaries or any other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes, except at the original final maturity thereof or in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of such Restricted Payment:

           (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, and

          (b) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (v) and (vi) of the next succeeding paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), PLUS (2) 100% of the aggregate net cash proceeds received by the Company after the date of this Indenture from the issuance and sale of its Qualified Capital Stock to the extent such net cash proceeds have been, and continue to be, designated as Designated Equity Proceeds to be added to the cumulative amount calculated pursuant to this clause (b) as provided in the definition thereof, PLUS (3) 100% of the aggregate net cash proceeds received by the Company from contributions of capital or the issue or sale since the date of this Indenture of debt securities of the Company that have been converted into Equity Interests of the Company (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), PLUS (4) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); PROVIDED that no cash proceeds received by the Company from the issue or sale of any Equity Interests issued by the Company shall be counted in determining the amount available for Restricted Payments under this clause (b) to the extent such proceeds were used to redeem, repurchase, retire or acquire any Equity Interests of the Company pursuant to clause (ii) of the next succeeding paragraph, to defease, redeem or repurchase any subordinated Indebtedness pursuant to clause (iii) of the next succeeding paragraph or to repurchase, redeem or acquire any Equity Interests of the Company pursuant to clause (iv) of the next succeeding paragraph, and

          (c) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

          The foregoing provisions shall not prohibit any or all of the following (each and all of which: (1) constitutes an independent exception to the foregoing provisions and (2) may occur in addition to any action permitted to occur under any other exception):

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture;

          (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (b)(2) of the preceding paragraph;

          (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (b)(2) of the preceding paragraph;

          (iv) a Restricted Payment to fund the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any member of the Company's or any of its Restricted Subsidiaries' management pursuant to any management equity subscription agreement or stock option agreement; PROVIDED that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period (or $5.0 million in any single twelve-month period during the term of the Notes) PLUS the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Restricted Subsidiaries and (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction; PROVIDED that the amount in excess of $2.0 million (or $5.0 million, as the case may be) expended for all such repurchases, redemptions and other acquisitions and retirements of Equity Interests pursuant to this clause (iv) in any twelve-month period shall be excluded from clause (b)(2) of the preceding paragraph;

          (v) the payment of dividends by a Restricted Subsidiary on any class of common stock of such Restricted Subsidiary if such dividend is paid PRO RATA to all holders of such class of common stock;

          (vi) the repurchase of any class of common stock of a Restricted Subsidiary if such repurchase is made PRO RATA with respect to such class of common stock;

          (vii) any other Restricted Payment (other than (A) a dividend or other distribution on account of any Equity Interests of the Company or any of its Restricted Subsidiaries and (B) a purchase, redemption or other acquisition of any Equity Interests of the Company, any of its Restricted Subsidiaries or any Affiliate of the Company) if the amount thereof, together with all other Restricted Payments made pursuant to this clause
     (vii) since the date of this Indenture does not exceed $15.0 million; and

          (viii) the issuance of cash in lieu of fractional shares of common stock upon the conversion of the Convertible Debentures into common stock of the Company.

          The Board of Directors may designate any Restricted Subsidiary (other than ALARIS Medical Systems) to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments shall be deemed to constitute Restricted Investments in an amount equal to the greater of (i) the net book value of such Investments at the time of such designation and (ii) the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations shall be based upon the Company's latest available financial statements.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or consensual restriction on the ability of any Restricted Subsidiary to: (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (a) Existing Indebtedness, as in effect on the date of this Indenture; (b) the Credit Facility as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in the aggregate than those contained in the Credit Facility as in effect on the date of this Indenture; (c) any Indebtedness permitted by the terms of this Indenture to be incurred by a Restricted Subsidiary of the Company; (d) this Indenture, the Notes and the Exchange Notes; (e) applicable law; (f) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; PROVIDED that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred; (g) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices; (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired; (i) an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or property or assets of a Restricted Subsidiary; PROVIDED that such restrictions are limited to the Restricted Subsidiary that is the subject of such agreement; (j) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition; (k) Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.12 hereof that limit the right of the Company or any of its Subsidiaries to dispose of the assets subject to such Lien; (l) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; or (m) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 4.09.   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER; that the Company may incur Indebtedness or issue shares of Disqualified Stock and the Company's Restricted Subsidiaries may incur Indebtedness or issue shares of preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The Company shall not incur Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; PROVIDED, HOWEVER, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

          The foregoing provisions shall not apply to any of the following (each and all of which may be issued or incurred):

          (i) the incurrence by the Company and/or any of its Restricted Subsidiaries of Indebtedness and letters of credit pursuant to Credit Agreements (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company) in an aggregate principal amount outstanding at any one time not to exceed $325.0 million
     (A) LESS the aggregate amount of all mandatory repayments (a "MANDATORY REPAYMENT") of the principal of any term Indebtedness under any such Credit Agreement that have been made since the date of this Indenture pursuant to the amortization schedule of such Credit Agreement (other than any Mandatory Repayment made concurrently with refinancing or refunding of any such Credit Agreement) (B) PLUS the Excess Amount and (C) LESS the aggregate amount of all Net Proceeds of Asset Sales applied pursuant to clause (b) or (c) of the first sentence of the second paragraph of Section
     4.10 hereof to permanently reduce Indebtedness (and, in the case of revolving Indebtedness, commitments thereunder) under any Credit Agreement or to cash collateralize letters of credit and permanently reduce commitments with respect to revolving Indebtedness under any Credit Agreement; PROVIDED that the amount of Indebtedness permitted to be incurred pursuant to Credit Agreements in accordance with this clause (i) shall be in addition to any Indebtedness permitted to be incurred pursuant to Credit Agreements or otherwise in reliance on, and in accordance with, clause (x) below;

          (ii) the incurrence by the Company of Indebtedness represented by the Notes originally issued and the Exchange Notes issued in exchange thereof;

          (iii) the incurrence by the Company or a Restricted Subsidiary of the Company of Indebtedness in connection with the acquisition of a Person (if as a result of such acquisition, such Person becomes a Wholly Owned Restricted Subsidiary of the Company that is engaged in a Permitted Business or is merged into the Company or a Wholly Owned Restricted Subsidiary), in an amount not to exceed two times the net cash proceeds received by the Company from the issuance and sale, substantially concurrently with the incurrence of such Indebtedness, of its Qualified Capital Stock to the extent that such net cash proceeds have been and continue to be Designated Equity Proceeds to be used for the purpose of incurring additional Indebtedness pursuant to this clause (iii) as provided in the definition thereof; PROVIDED that, to the extent that any such Qualified Capital Stock ceases to be outstanding for any reason, any Indebtedness that was incurred as a result of the receipt of net cash proceeds from the issuance of such Qualified Capital Stock shall cease (as of the date on which such Qualified Capital Stock ceases to be outstanding) to be permitted by virtue of this clause (iii); and PROVIDED FURTHER that the principal amount (or accreted value, as applicable) of such Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iii) does not exceed $50.0 million at any time outstanding;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (A) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, or (B) in connection with sale and leaseback transactions, in an aggregate principal amount with respect to clause (iv) not to exceed $20.0 million at any time outstanding; PROVIDED THAT in no event shall the aggregate principal amount of Indebtedness incurred pursuant to clause (iv)(B) exceed $5.0 million at any time outstanding;

          (v) Existing Indebtedness;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture;

          (vii) the incurrence by Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER; that (a) any subsequent issuance or transfer (other than for security purposes) of Equity Interests and (b) any subsequent sale or other transfer (including for security purposes other than to secure Indebtedness permitted to be incurred pursuant to clause (i) of this paragraph) of such Indebtedness, in each case, that results in any such Indebtedness being held by a Person other than the Company or any of its Restricted Subsidiaries shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, not permitted pursuant to this clause (vii);

          (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (a) interest rate risk with respect to any floating rate Indebtedness of such Person so long as such floating rate Indebtedness is permitted by the terms of this Indenture to be outstanding or (b) exchange rate risk with respect to agreements or Indebtedness of such Person payable or denominated in a currency other than U.S. dollars;

          (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; PROVIDED, HOWEVER; that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

          (x) the incurrence or issuance by the Company or any of its Restricted Subsidiaries of Indebtedness or preferred stock (in addition to Indebtedness and preferred stock that may be incurred or issued pursuant to any other clause of this paragraph) in an aggregate principal amount at any one time outstanding not to exceed $30.0 million;

          (xi) the incurrence by any Foreign Subsidiary of Indebtedness and letters of credit to fund working capital and capital expenditure requirements (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of such Foreign Subsidiary thereunder) in an aggregate maximum principal amount at any one time outstanding not to exceed $15.0 million;

          (xii) Obligations in respect of performance and surety bonds provided by the Company in the ordinary course of business; and

          (xiii) the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary that was permitted to be incurred by another provision of this covenant.

          For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (i) through (xiii) above as of the date of incurrence thereof, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09 as of the date of incurrence thereof, the Company shall, in its sole discretion, classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.09. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

SECTION 4.10.   ASSET SALES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash and/or Marketable Securities; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; PROVIDED FURTHER, that the 75% limitation referred to above shall not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor is equal to or greater than the after-tax net cash proceeds that would have been received by the Company had a transaction involving the same assets complied with the aforementioned 75% limitation but was not structured with the same tax benefits as the actual transaction.

          Within 367 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply such Net Proceeds
(a) to permanently reduce long-term Indebtedness of a Restricted Subsidiary,
(b) to permanently reduce Indebtedness (and, in the case of revolving Indebtedness, to permanently reduce commitments thereunder) of the Company,
(c) to cash collateralize letters of credit under the Credit Facility and concurrently therewith permanently reduce commitments under the Credit Facility by an amount equal to the Net Proceeds applied to such cash collateralization (PROVIDED that any such cash collateral released to the Company and/or its Restricted Subsidiaries upon the expiration of such letters of credit is applied in accordance with clause (a), (b) or (d) of this sentence not later than the latter to occur of (i) 367 days after the original receipt of such Net Proceeds and (ii) 90 days after such release), or (d) to an investment in another business, the making of a capital expenditure or the acquisition of other tangible assets, product distribution rights or intellectual property or rights thereto, in each case, in a line of business permitted Section 4.13 hereof. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph shall be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall be required to make an Asset Sale Offer in compliance with Section 3.09 hereof to purchase the maximum principal amount at maturity of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount at maturity thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (or, in the case of purchases of Notes prior to August 1, 2003, at a purchase price equal to 100% of the Accreted Value thereof, plus Liquidated Damages thereon, if any, as of the date of repurchase), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate principal amount at maturity or Accreted Value (as applicable) of Notes (including any Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or any Restricted Subsidiary may use any remaining Excess Proceeds for any purpose not prohibited under this Indenture. If the aggregate principal amount at maturity or Accreted Value (as applicable) of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          Notwithstanding the two immediately preceding paragraphs, the Company and the

Restricted Subsidiaries shall be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration received in connection with such Asset Sale constitutes Replacement Assets or a combination of Replacement Assets and cash and (ii) such Asset Sale is for fair market value (which, in the case of any Replacement Assets the fair market value of which exceeds $5.0 million, shall be evidenced by the opinion of an accounting, appraisal or investment banking firm of national standing delivered to the Trustee); PROVIDED that any Net Proceeds in the form of cash received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated pursuant to this paragraph shall be subject to the provisions of the immediately preceding paragraph.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this paragraph by virtue thereof.

SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or othterwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and (iii) such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors of the Company; PROVIDED that (a) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, (b) transactions between or among the Company and/or its Restricted Subsidiaries,
(c) payment of employee benefits, including bonuses, retirement plans and stock options, and director fees in the ordinary course of business, (d) Restricted Payments permitted by clauses (i), (iv), (v) and (vi) of the second paragraph of Section 4.07 hereof and (e) transactions permitted by
Section 4.16 hereof, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12.  LIENS.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.13.  LINE OF BUSINESS.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.14.  CORPORATE EXISTENCE.

               Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect
(i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

               (a) Upon the occurrence of a Change of Control, the Company shall make an offer (the "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (or, in the case of repurchases of Notes prior to August 1, 2003, at a purchase price equal to 101% of the Accreted Value thereof, plus Liquidated Damages thereon, if any, as of the date of repurchase) (in either case, the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Notes stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"); (3) that any Note not tendered will continue to accrue or accrete interest, as the case may be; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue or accrete interest, as the case may be after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

               (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder of Notes a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16.  SALES OF ACCOUNTS RECEIVABLE.

               The Company may, and any of its Restricted Subsidiaries may, sell, at any time and from time to time, all of their respective accounts receivable to an Accounts Receivable Subsidiary; PROVIDED that (i) the cash received in each such sale is not less than 90% of the aggregate face value of the receivables sold and the remainder of the consideration received in each such sale is a promissory note (a "PROMISSORY NOTE") which is subordinated to no Indebtedness or obligation other than the financial institution or other entity providing the financing to the Accounts Receivable Subsidiary with respect to such accounts receivable (a "FINANCIER"); PROVIDED FURTHER that the Initial Sale will include all eligible accounts receivable of the Company and/or its Restricted Subsidiaries that will be party to such arrangements in existence on the date of the Initial Sale, (ii) the cash proceeds received from the Initial Sale less reasonable and customary transaction costs will be deemed to be Net Proceeds and will be applied in accordance with the second paragraph of
Section 4.10 hereof and (iii) the Company and its Restricted Subsidiaries shall sell their accounts receivable to the Accounts Receivable Subsidiary no less frequently than on a weekly basis.

          The Company (i) shall not permit any Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Company or any of its Restricted Subsidiaries to any other Person except on an arms-length basis and solely for consideration in the form of cash or Marketable Securities, (ii) shall not permit the Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase, financing and sale of accounts receivable of the Company and its Restricted Subsidiaries and activities incidental thereto, (iii) shall not permit any Accounts Receivable Subsidiary to incur Indebtedness in an amount in excess of the book value of such Accounts Receivable Subsidiary's total assets, as determined in accordance with GAAP, (iv) shall, at least as frequently as monthly, cause the Accounts Receivable Subsidiary to remit to the Company as payment on the Promissory Notes, all available cash or Marketable Securities not held in a collection account pledged to a Financier, to the extent not applied to pay or maintain reserves for reasonable operating expenses of the Account Receivable
Subsidiary or to satisfy reasonable minimum operating capital requirements and (v) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to any Accounts Receivable Subsidiary upon (1) the occurrence of a Default with respect to the Company and its Restricted Subsidiaries and (2) the occurrence of certain events of bankruptcy or insolvency with respect to such Accounts Receivable Subsidiary.

SECTION 4.17.  SALE AND LEASEBACK TRANSACTIONS.

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company may enter into a sale and leaseback transaction if
(i) the Company could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to
(A) the Fixed Charge Coverage Ratio test set forth in the first paragraph of
Section 4.09 hereof and/or (B) clause (iv)(B) of Section 4.09 hereof (as limited by the proviso to such clause), (ii) the Lien to secure such Indebtedness does not extend to or cover any assets of the Company other than the assets which are the subject of the sale leaseback transaction, (iii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iv) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, Section 4.10 hereof.

SECTION 4.18. LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS OF WHOLLY OWNED RESTRICTED SUBSIDIARIES.

               The Company (i) shall not, and shall not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

                                  ARTICLE 5.
                                  SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

               The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions to, another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition will have been made assumes all the obligations of the Company under (1) the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee and
(2) the Registration Rights Agreement pursuant to a registration rights assumption agreement in form reasonably satisfactory to the Initial Purchasers; (iii) immediately after such transaction, no Default or Event of Default exists; and (iv) the Company or the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, conveyance or other disposition will have been made will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof. This Indenture will also provide that the Company may not, directly or indirectly, lease all or substantially all of its properties or assets in one or more related transactions to any Person. The foregoing will not prohibit a consolidation or merger between the Company and a Wholly Owned Restricted Subsidiary, the transfer of all or substantially all of the properties or assets of the Company to a Wholly Owned Restricted Subsidiary or the transfer of all or substantially all of the properties or assets of a Wholly Owned Restricted Subsidiary to the Company; PROVIDED that if the Company is not the surviving entity of such transaction or the Person to which such transfer is made, the surviving entity or the Person to which such transfer is made shall comply with clause (ii) of this paragraph.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

               Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                  ARTICLE 6.
                             DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

               An "EVENT OF DEFAULT" occurs if:

               (a) the Company defaults for 30 days in the payment when due of interest or Liquidated Damages, if any, with respect to the Notes;

               (b) the Company defaults in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise;

               (c) the Company fails for 30 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions described under Sections 4.07, 4.09, 4.10, 4.15, 4.16, 4.17 or 5.01 hereof;

               (d) the Company fails for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with its other agreements in this Indenture and the Notes;

               (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

               (f) the Company or any of its Restricted Subsidiaries fails to pay final judgments (to the extent not covered by insurance and as to which the insurer has not acknowledged coverage in writing) aggregating in excess of $15.0 million, which judgments are not paid, fully bonded, discharged or stayed within 60 days after their entry;

               (g) the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or group of Restricted Subsidiaries of the Company that, together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                     (i)         commences a voluntary case,

                     (ii) consents to the entry of an order for relief against it in an involuntary case,

                     (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                     (iv) makes a general assignment for the benefit of its creditors, or

                     (v) generally is not paying its debts as they become due; or

               (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (i) is for relief against the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or group of Restricted Subsidiaries of the Company that, together, would constitute a Significant Subsidiary in an involuntary case;

                     (ii) appoints a Custodian of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or group of Restricted Subsidiaries of the Company that, together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or group of Restricted Subsidiaries of the Company that, together, would constitute a Significant Subsidiary; or

                     (iii) orders the liquidation of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or group of Restricted Subsidiaries of the Company that, together, would constitute a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days.

     To the extent that the last day of the period referred to in clauses
     (a), (c), (d) or (f) of the immediately preceding paragraph is not a Business Day, then the first Business Day following such day shall be deemed to be the last day of the period referred to in such clauses. Any "day" shall be deemed to end as of 11:59 p.m., New York City time.

SECTION 6.02.  ACCELERATION.

               If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or group of Restricted Subsidiaries of the Company that, together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"), and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or group of Restricted Subsidiaries of the Company that, together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Upon any acceleration of maturity of the Notes, all principal of and accrued interest on and Liquidated Damages, if any (if on or after August 1, 2003) or Accreted Value and Liquidated

Damages, if any (if prior to August 1, 2003), of the Notes shall be due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.

               If an Event of Default occurs on or after August 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 4.07 hereof, then upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary nothwithstanding. If an Event of Default occurs prior to August 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to August 1, 2003, then, upon acceleration of the notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on August 1 of the years set forth below, as set forth below (expressed as a percentage of the Accreted Value to the date of payment that would otherwise be due but for the provisions of this sentence):

          YEAR                                           PERCENTAGE
          ----                                           ----------
          1998 . . . . . . . . . . . . . . . . . . . . .  114.838%
          1999 . . . . . . . . . . . . . . . . . . . . .  112.983%
          2000 . . . . . . . . . . . . . . . . . . . . .  111.128%
          2001 . . . . . . . . . . . . . . . . . . . . .  109.273%
          2002 . . . . . . . . . . . . . . . . . . . . .  107.418%

SECTION 6.03.  OTHER REMEDIES.

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

               Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

               Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

               A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

               (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

               (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

               A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.


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

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

               If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

               The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

               If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

               THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                  ARTICLE 7.
                                   TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

               (a) If an Event of Default has occurred and is continuing of which it has knowledgte, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b)   Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i)   this paragraph does not limit the effect of paragraph
     (b) of this Section 7.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and


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


          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.   RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely on the truth of the statements and correctness of the opinions contained in and shall be protected from acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action the Trustee may consult with counsel of the Trustee's own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.


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

SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.   TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.   NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note pursuant to Section 6.01(a) or (b) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Company has informed the Trustee in writing the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.07.   COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent lawful, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest and Liquidated Damages, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other Company Indebtedness.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.   REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)   the Trustee fails to comply with Section 7.10 hereof;


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

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)   the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).


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

SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                     ARTICLE 8.

                      LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.   LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal amount at maturity or Accreted Value (as applicable) of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof,
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.   COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant


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

Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either

Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount at maturity or Accreted Value (as applicable) of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be and the Company must specify whether the Notes are being defeased to maturity or a particular redemption date;

          (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight


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

concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section
8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the


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

opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.   REPAYMENT TO COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07.   REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                     ARTICLE 9.

                          AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.   WITHOUT CONSENT OF HOLDERS OF NOTES.

          Notwithstanding Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

           (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;


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

          (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.   WITH CONSENT OF HOLDERS OF NOTES.

          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for the Notes).

          Without the consent of the Holders of at least two-thirds in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for the Notes), no waiver or amendment to this Indenture may make any change in the provisions of Sections 3.09, 4.10 or 4.15 hereof that adversely affect the rights of any Holder of Notes. Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal amount at maturity of or change the fixed maturity of any Note, alter the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof) or amend or modify the calculation of Accreted Value so as to reduce the amount of the Accreted Value of the Notes;

           (c) reduce the rate of or change the time for payment of interest or Liquidated Damages on any Notes;

           (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) waive a redemption or repurchase payment with respect to any Note; or

          (g) make any change in Section 6.04 or 6.07 or in the foregoing amendment and waiver provisions of this Article 9.

SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.   NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                    ARTICLE 10.

                                   MISCELLANEOUS

SECTION 10.01.  TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 10.02.  NOTICES.

          Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

          If to the Company:

          ALARIS Medical, Inc.
          10221 Wateridge Circle
          San Diego, California  92121-1579
          Telecopier No.:  619-458-6073
          Attention:  Chief Financial Officer

          With a copy to:

          Gordon Altman Butowsky
          Weitzen Shalov & Wein
          114 West 47th Street
          21st Floor
          New York, New York  10036-1510
          Telecopier No.  212-626-0799
          Attention:  Daniel A. Etna

          If to the Trustee:

          U.S. Trust Company of Texas, N.A.
          c/o United States Trust Company of New York
          114 West 47th Street
          25th Floor
          New York, New York 10036
          Telecopier No.:  212-852-1625
          Attention:  Corporate Trust Administration

          The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.06.  RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

          No past, present or future director, officer, employee, incorporator or stockholder of the Company, ALARIS Medical Systems, ALARIS Release Corporation and IVAC Overseas Holdings, Inc. as such, shall have any liability for any obligations of the Company, ALARIS Medical Systems, ALARIS Release Corporation and IVAC Overseas Holdings, Inc. under the Notes, this Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 10.08.  HOLDING COMPANY INDEBTEDNESS.

          Each Holder acknowledges that the Company is the sole obligor of the Notes and no Subsidiary of the Company is a co-obligor or a guarantor of the Notes.

SECTION 10.09.  GOVERNING LAW.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 10.10.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.11.  SUCCESSORS.

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.12.  SEVERABILITY.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.13.  COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.14.  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                           [Signatures on following page]

                                  SIGNATURES

Dated as of July 28, 1998

                                   ALARIS MEDICAL, INC.

                                   By: /s/ William J. Mercer
                                      ------------------------------
                                      Name:  William J. Mercer
                                      Title: President


Dated as of July 28, 1998


                                   U.S. TRUST COMPANY OF TEXAS, N.A.

                                   By: /s/ James E. Logan
                                      -------------------------------
                                      Name:  JAMES E. LOGAN
                                      Title: VICE PRESIDENT

                                  EXHIBIT A
                                (Face of Note)
         11 1/8% [Series A] [Series B] Senior Discount Notes due 2008

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY, THE ISSUE PRICE IS $581.44, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $418.56, THE ISSUE DATE IS JULY 28, 1998 AND THE YIELD TO MATURITY IS
11 1/8% PER ANNUM.

   No.1                                                $
                                                        -----------------
                                                     CUSIP No. 011637 AA 3 (1)


                             ALARIS Medical, Inc.

promises to pay to Cede & C0. or registered assigns, the principal sum of _____ Dollars on August 1, 2008.

               Interest Payment Dates:  February 1 and August 1

                    Record Dates:  January 15 and July 15


                                        DATED: July 28, 1998

                                        ALARIS MEDICAL, INC.



---------------
(1) REPRESENTS THE CUSIP NO. FOR THE 144A GLOBAL NOTE. THE CUSIP NO. FOR THE IAI GLOBAL NOTE IS 011637 AB 1. THE CUSIP NO. FOR THE REGULATION S GLOBAL
NOTE IS 001143 AA 1 AND THE ISIN NO. IS USU 01143 AA 15.

                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:


This is one of the Global
Notes referred to in the
within-mentioned Indenture:


Dated: July 28, 1998


U.S. Trust Company of Texas, N.A.
as Trustee

By:
   ---------------------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                (Back of Note)

        11 1/8% [Series A] [Series B] Senior Discount Notes due 2008

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (A) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3), OR
(7) OF RULE 501 UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT; OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. INTEREST. ALARIS Medical, Inc., a Delaware corporation (the "Company") promises to pay interest on the Notes as described below and shall pay Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Until August 1, 2003 the Accreted Value will increase (representing amortization of original issue discount) between the date of original issuance and August 1, 2003, at a rate of 11 1/8% on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that the Accreted Value on August 1, 2003 will be equal to the full principal amount at maturity of the Notes. Beginning on August 1, 2003, interest on the Notes will accrue at the rate of 11 1/8% per annum. The Company will pay interest and Liquidated Damages semi-annually in arrears on February 1 and August 1 of each year (each an "Interest Payment Date"), commencing on August 1, 2003. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 1, 2003; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be February 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders of Notes; PROVIDED that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company or the Paying Agent will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. PAYING AGENT AND REGISTRAR. Initially, U.S. Trust Company of Texas, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            4. INDENTURE. The Company issued the Notes under an Indenture dated as of July 28, 1998 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the

Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $100.0 million in aggregate principal amount at maturity.

            5. REDEMPTION.

             (a) Except as provided in clause (b) of this Paragraph 5, the Notes shall not be redeemable at the Company's option prior to August 1, 2003. Thereafter, the Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

          YEAR                                          PERCENTAGE
          ----                                          ----------
          2003 . . . . . . . . . . . . . . . . . . . . . 105.563%
          2004 . . . . . . . . . . . . . . . . . . . . . 103.708%
          2005 . . . . . . . . . . . . . . . . . . . . . 101.854%
          2006 and thereafter. . . . . . . . . . . . . . 100.000%

               (b) Notwithstanding the foregoing, on or prior to August 1, 2001, the Company on one or more occasions may redeem up to 35% in aggregate principal amount at maturity of Notes issued under the Indenture at a redemption price equal to 111.125% of the Accreted Value thereof plus Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more public or private offerings of common stock of the Company; PROVIDED that at least 65% in aggregate principal amount at maturity of Notes remain outstanding immediately after the occurrence of each such redemption; and PROVIDED, FURTHER; that any such redemption must occur within 90 days of the date of the closing of any such public or private offering.

               6.   MANDATORY REDEMPTION.

               Except as set forth in Paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

               7.   REPURCHASE AT OPTION OF HOLDER.

               (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (or, in the case of repurchases of Notes prior to August 1, 2003, at a purchase price equal to 101% of the Accreted Value thereof, plus Liquidated Damages thereon, if any, as of the date of repurchase) (in either case, the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Notes setting forth the procedures governing the Change of Control Offer as required by the Indenture.

               (b) If the Company consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to
Section 3.09 of the Indenture to purchase the maximum principal amount at maturity of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount at maturity thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (or, in the case of purchases of Notes prior to August 1, 2003, at a purchase price equal to 100% of the Accreted Value thereof, plus Liquidated Damages thereon, if any, as of the date of repurchase), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount at maturity or Accreted Value (as applicable) of Notes (including any Additional Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or any Restricted Subsidiary may use any remaining Excess Proceeds for any purpose not prohibited under the Indenture. If the aggregate principal amount at maturity or Accreted Value (as applicable) of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

               8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

               9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

               10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

               11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including Additional Notes, if any), voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any), voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder; to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

               12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, with respect to the Notes; (ii) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise; (iii) failure for 30 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions described under Sections 4.07, 4.09, 4.10, 4.15, 4.16, 4.17 or 5.01 of the Indenture; (iv) failure for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with its other agreements in the Indenture and the Notes; (v) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;
(vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (to the extent not covered by insurance and as to which the insurer has not acknowledged coverage in writing) aggregating in excess of $15.0 million, which judgments are not paid, fully bonded, discharged or stayed within 60 days after their entry; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or group of Restricted Subsidiaries of the Company that, together, would constitute a Significant Subsidiary. If any Event of Default (other than an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or group of Restricted Subsidiaries of the Company that, together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"), and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or group of

Restricted Subsidiaries of the Company that, together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Upon any acceleration of maturity of the Notes, all principal of and accrued interest on and Liquidated Damages, if any (if on or after August 1, 2003) or Accreted Value and Liquidated Damages, if any (if prior to August 1, 2003), of the Notes shall be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

               13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

               14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder, of the Company, ALARIS Medical Systems, Inc., ALARIS Release Corporation and IVAC Overseas Holdings, Inc., as such, shall not have any liability for any obligations of the Company, ALARIS Medical Systems, Inc., ALARIS Release Corporation and IVAC Overseas Holdings, Inc., under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

               15. HOLDING COMPANY INDEBTEDNESS. Each Holder acknowledges that the Company is the sole obligor of the Notes and no Subsidiary of the Company is a co-obligor or a guarantor of the Notes.

               16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

               17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of July 28, 1998, between the

Company, ALARIS Medical Systems, ALARIS Release Corporation, IVAC Overseas Holdings, Inc. and the parties named on the signature pages thereof (the "Registration Rights Agreement").

               19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

               The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:

               ALARIS Medical, Inc.
               10221 Wateridge Circle
               San Diego, California  92121-1579
               Attention:  Chief Financial Officer

                               ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                   (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)


and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:
     -----------------
                                       Your Signature:_________________________
                                       (Sign exactly as your name appears on the face of this Note)

SIGNATURE GUARANTEE.

                         OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

               / /Section 4.10       / /Section 4.15

               If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________


Date:_________                 Your Signature:__________________________
                                              (Sign exactly as your name appears
                                              on the Note)

                               Tax Identification No:___________________________



SIGNATURE GUARANTEE.

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(2)

               The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                              Principal Amount
                       Amount of       Amount of increase      at maturity of
                      decrease in         in Principal        this Global Note      Signature of
                    Principal Amount         Amount            following such     authorized officer
                     at maturity of      at maturity of         decrease (or       of Trustee or
Date of Exchange    this Global Note    this Global Note         increase)         Note Custodian
----------------    ----------------    ----------------         ---------         --------------




















-----------------------

(2)     This should be included only if the Note is issued in global form.

                                     EXHIBIT B

                          FORM OF CERTIFICATE OF TRANSFER

ALARIS Medical, Inc.
10221 Wateridge Circle
San Diego, California  92121-1579

U.S. Trust Company of Texas, N.A.
c/o United States Trust Company of New York
114 West 47th Street
25th Floor
New York, NY  10036

               Re:  11 1/8% SENIOR DISCOUNT NOTES DUE 2008

               Reference is hereby made to the Indenture, dated as of July 28, 1998 (the "INDENTURE"), between ALARIS Medical, Inc., as issuer (the "COMPANY"), and U.S. Trust Company of Texas, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               ______________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to __________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;


                                      or


               (b) / / such Transfer is being effected to the Company or a subsidiary thereof;


                                      or


               (c) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;


                                      or


               (d) / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. / / Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

               (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (b) / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (c)  / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.
(i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                       --------------------------------
                                       [Insert Name of Transferor]


                                       By:
                                          -----------------------------

                                       Name:
                                       Title:
Dated:________, ____

                          ANNEX A TO CERTIFICATE OF TRANSFER

1.        The Transferor owns and proposes to transfer the following:

                          [CHECK ONE OF (a) OR (b)]

          (a)  / / a beneficial interest in the:

               (i)    / / 144A Global Note (CUSIP 011637 AA 3), or

               (ii)   / / Regulation S Global Note (CUSIP 001143 AA 1; ISIN No.
                          USU 01143 AA 15), or

               (iii)  / / IAI Global Note (CUSIP 011637 AB 1); or

               (b)    / / a Restricted Definitive Note.

          2.   After the Transfer the Transferee will hold:

                                 [CHECK ONE]

               (a)    / / a beneficial interest in the:


                    (i)    / / 144A Global Note (CUSIP 011637 AA 3), or


                    (ii)   / / Regulation S Global Note (CUSIP 001143 AA 1; ISIN
                               No. USU 01143 AA 15),


                    (iii)  / / IAI Global Note (CUSIP 011637 AB 1); or


                    (iv)   / / Unrestricted Global Note (CUSIP _____); or


               (b)    / / a Restricted Definitive Note; or

               (c)    / / an Unrestricted Definitive Note,

          in accordance with the terms of the Indenture.

                                       EXHIBIT C
                           FORM OF CERTIFICATE OF EXCHANGE


ALARIS Medical, Inc.
10221 Wateridge Circle
San Diego, California  92121-1579

U.S. Trust Company of Texas, N.A.
c/o United States Trust Company of New York
114 West 47th Street
25th Floor
New York, New York  10036

               Re:  11 1/8% SENIOR DISCOUNT NOTES DUE 2008

                                (CUSIP______________)

               Reference is hereby made to the Indenture, dated as of July 28, 1998 (the "INDENTURE"), between ALARIS Medical, Inc., as issuer (the "COMPANY"), and U.S. Trust Company of Texas, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               ____________, (the "OWNER") owns and proposes to exchange the Note[s]or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

 1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

               (a)  / /   CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global
Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (b)  / /   CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (c)  / /   CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE
NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               (d)  / /   CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE
NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

 2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

               (a)  / /   CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

               (b)  / /   CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE
NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] / / 144A Global Note, / / Regulation S Global Note, / / Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                        ___________________________________
                                              [Insert Name of Owner]


                                        By: _______________________________
                                            Name:
                                            Title:

Dated: ________________, ____

                                     EXHIBIT D

                              FORM OF CERTIFICATE FROM
                    ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

ALARIS Medical, Inc.
10221 Wateridge Circle
San Diego, California  92121-1579

U.S. Trust Company of Texas, N.A.
c/o United States Trust Company of New York
114 West 47th Street
25th Floor
New York, New York  10036

               Re:  11 1/8% SENIOR DISCOUNT NOTES DUE 2008

Reference is hereby made to the Indenture, dated as of July 28, 1998 (the "INDENTURE"), between ALARIS Medical, Inc., as issuer (the "COMPANY"), and U.S. Trust Company of Texas, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    In connection with our proposed purchase of $____________ aggregate principal amount of:

               (a)  / /   a beneficial interest in a Global Note, or

               (b)  / /   a Definitive Note,

               we confirm that:

                    1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

                    2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                    3. We understand that, on any proposed resale of the Notes or beneficial interest therein, 0 we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

                    4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                    5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                      __________________________________________
                                      [Insert Name of Accredited Investor]



                                      By:_______________________________
                                         Name:
                                         Title:


Dated: __________________, ____


                                      D-2